Exhibit 10.1

MGP INGREDIENTS, INC. SHORT-TERM INCENTIVE PLAN
(FOR 2012 AND SUBSEQUENT YEARS)

This MGP INGREDIENTS, INC. SHORT-TERM INCENTIVE PLAN (“Plan”) is a program for providing eligible Employees with incentive compensation based upon increases in Modified Economic Profit ("MEP") and/or attaining individual performance goals approved by the Committee, as herein defined.  The objective of the Plan is to encourage initiative, resourcefulness, teamwork, motivation, and efficiency on the part of all Participants that will result in financial success for both the stockholders of the Company and the Participants.  The Plan is effective January 1, 2012.

SECTION 1
ESTABLISHMENT OF PLAN

1.1           Plan Document

This instrument, as amended from time to time, constitutes the governing document of the Plan.

1.2           Effective Dates

The effective date of the Plan is January 1, 2012.  The Plan will apply for Fiscal Year 2012 and each year thereafter, unless otherwise determined by the Committee.

1.3           Incentive Compensation Plan

The Plan is an annual compensation program for eligible Employees.  Because the Plan does not provide welfare benefits and does not provide for the deferral of compensation to termination of employment, it is established with the intent and understanding that it is not an employee benefit plan within the meaning of the employee Retirement Income Security Act of 1974, as amended.  It is intended that any award under the Plan will not be subject to Section 409A of the Code.

SECTION 2
DEFINITIONS

The following terms shall have the definition stated, unless the context requires a different meaning:

2.1           Beneficiary

"Beneficiary" means the individual, trust, or other entity designated by the Participant to receive any incentive compensation payable to the Participant under the Plan in the event of the Participant’s death. A Participant may designate or change a Beneficiary by filing a signed designation with the Secretary of the Company in a form approved by the Committee.

If a designation has not been completed properly and filed with the Company or is ineffective for any other reason, the Beneficiary shall be the Participant's Surviving Spouse. If there is no effective designation and the Participant does not have a Surviving Spouse, the remaining benefits, if any, shall be paid to the Participant's estate.

2.2           Board of Directors

"Board" or "Board of Directors" means the Board of Directors of the Company.

2.3           Code

"Code" means the Internal Revenue Code of 1986, as amended.

2.4	Change in Control

A Change in Control shall mean:

(i)           The acquisition (other than from the Company) by any Person, entity or “group,” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (excluding, for this purpose, the Company or its subsidiaries, any employee benefit plan of the Company or its subsidiaries, trustees of the MGP Ingredients, Inc. Voting Trust or of the Cray Family Trust, or any person who acquires Common or Preferred Stock from Cloud L. Cray, Jr. or from any trust controlled by or for the benefit of Cloud L. Cray, Jr. prior to or as a result of his death) of Beneficial Ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of at least 30% of the then outstanding shares of common stock and 50% of the then outstanding shares of preferred stock, par value $10 per share,  or 30% of the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors; or

(ii)           Individuals who, as of the date hereof, constitute the Board (as of the date hereof the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any Person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company) shall be, for purposes of this Plan, considered as though such Person were a member of the Incumbent Board; or

(iii)           Approval by the stockholders of the Company of a reorganization, merger, consolidation, in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own collectively as a group more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized,  merged or consolidated company’s then outstanding voting securities, or a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company.

If any of the events enumerated in clauses (i) through (iii) occur, the Board shall determine the effective date of the Change in Control resulting therefrom for purposes of the Plan.

2.5           Committee

"Committee" means the Human Resources and Compensation Committee of the Board of Directors and shall be comprised entirely of Directors who are considered "outside directors" under Section 162(m) of the Code.

2.6           Company

"Company" means MGP Ingredients, Inc., a Kansas corporation.

2.7           Director

"Director" means any individual who is a member of the Board.

2.8           Employee

"Employee" means an Officer, a Salaried Employee or an Hourly Staff Employee of the Company.

2.9           Fiscal Year

"Fiscal Year" means the financial reporting year of MGP Ingredients, Inc., which effective January 1, 2012 will be the calendar year.

2.10           Hourly Staff Employee

"Hourly Staff Employee" means a full-time non-union employee paid by the hour.

2.11           Officer

"Officer" means an officer of the Company elected by the Board of Directors of the Company and any other person who is a "named executive officer", as defined in Item 402 of Regulation S-K, in the Company's proxy statement with respect to the year the year preceding the Plan Year in question.

2.12           MEP

"MEP" refers to Modified Economic Profit and means adjusted net income from operations (net income from operations, plus depreciation less capital expenditures), net of taxes paid during the specified Fiscal Year (“Adjusted NOPAT”), minus a charge representing the weighted economic cost of capital ("C") to the Company multiplied by the sum of average monthly total funded indebtedness plus average monthly total equity (“TC”).  The formula for determining MEP is: MEP = Adjusted NOPAT – (C x TC).  MEP for a Fiscal Year shall be based upon the audited financial statements of the Company for the Fiscal Year; provided, the Committee may determine in its sole discretion whether the calculation of MEP should include or exclude, in whole or in part, any unusual or non-recurring item or adjusted to reflect any unusual or non-recurring item.

2.13           Participant

"Participant" means an Employee designated to participate in this Plan for a Plan Year pursuant to Section 4.

2.14           Plan Year

"Plan Year" means the Fiscal Year of the Company, as in effect at the time.

2.15           Salaried Employee

"Salaried Employee" means a salaried, full time employee of the Company, other than an Officer.

2.16           Surviving Spouse

"Surviving Spouse" means the spouse of the Participant at the time of the Participant's death who survives the Participant. If the Participant and spouse die under circumstances that make the order of their deaths uncertain, it shall be presumed for purposes of this Plan that the Participant survived the spouse.

SECTION 3
ADMINISTRATION OF PLAN

3.1           Administration of Plan by Committee

The Plan shall be administered by the Committee. The Committee shall have full discretionary authority in the operation and administration of the Plan. The Committee must approve any award under the Plan and, subject to the limitations set forth below, may modify any award prior to its payment. The Committee shall act by vote or consent of a majority of its members. To the extent necessary or appropriate, the Committee will adopt rules, policies, and forms for the administration, interpretation, and implementation of the Plan. The Committee may delegate administrative authority and responsibility from time to time to and among other committees approved by the Committee and individual Employees of the Company, but all actions taken pursuant to delegated authority and responsibility shall be subject to review and change by the Committee.

A member of the Committee or individual or group to whom authority is delegated shall not participate in any action of the Committee directly affecting that member, individual or group.

3.2           Responsibility; Indemnification

 The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or employee of the Company or a subsidiary or affiliate, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company or a subsidiary or affiliate acting at the direction or on behalf of the Committee or a delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified, held harmless  and protected by the Company with respect to any such action or determination.

SECTION 4
ELIGIBILITY

4.1           Participation

An Employee shall be a Participant in the Plan for a Plan Year upon designation as a Participant for that year by the Committee. When deemed appropriate by the Committee, the Committee may designate an effective date for the commencement of participation by an Employee that is subsequent to the first day of the Plan Year.

Designated Participants shall be notified in writing and provided either a copy of the Plan or a written summary of the Plan.

4.2           Continuing Participation

The Committee may terminate participation by an Employee at any time with or without cause.

4.3.           Basis of Participation

Annual incentive compensation for Officers shall be based 100% on MEP growth performance targets. Annual incentive compensation for Salaried Employees shall be based 50% on MEP growth performance targets and 50% on the attainment of individual performance goals approved by the Committee.  Annual incentive compensation for Hourly Staff Employees shall be based 100% on the attainment of individual performance goals approved by the Committee.

SECTION 5
MEASUREMENT OF PERFORMANCE

5.1           MEP Performance/Individual Performance

For purposes of the Plan, financial performance of the Company shall be measured by MEP. In general, the Plan shall be administered so that  incentive compensation based on MEP that is provided to a Participant under the Plan for a  Plan Year is based on improved MEP performance relative to prior MEP performance, initially measured for calendar year 2011. Individual performance goals may be measured by such factors as may be approved by the Committee and may vary among Participants and between Plan Years.

5.2           Determination of MEP

MEP shall be determined for each Plan Year by the Committee, subject to Section 5.4.

5.3           MEP Growth Target/Individual Performance Goals

The MEP growth performance targets and individual performance goal targets for each Plan Year shall be determined by the Committee and communicated to Participants.

5.4           Adjustments

The Committee may determine, in its sole discretion, whether the calculation of MEP should include or exclude, in whole or in part, any unusual or non-recurring item or adjusted to reflect any unusual or non-recurring item and may make such other adjustments as permitted by Section 9. The Committee also may determine, in its sole discretion, whether individual performance goals should be adjusted to take into account factors or events not reasonably foreseeable at the beginning of the Plan Year and may make such other adjustments as permitted by Section 9.

SECTION 6
INCENTIVE COMPENSATION TARGETS

6.1           Target Incentive Compensation

The target annual incentive compensation for each Participant for each Plan Year shall be determined by the Committee in accordance with Section 7.2(a).

SECTION 7
DETERMINATION AND PAYMENT OF INCENTIVE AMOUNTS

7.1           Plan Year MEP and Individual Performance Goals

MEP and MEP growth performance, and the extent to which individual performance goals have been met, including any necessary or appropriate adjustments required or permitted hereunder, shall be determined as soon as administratively practicable following the availability of financial results for the Plan Year.

7.2           Determination of Incentive Compensation

Under rules established by the Committee, the incentive compensation for each Participant for each Plan Year shall be calculated by the following steps:

(a)
Targeted annual incentive compensation for each Participant for the Plan Year shall be determined based upon a point system or a percentage of base pay, as determined by the Committee.  If a Participant's base pay changes during a Plan Year, proportionate annual compensation shall be calculated, under the rules established by the Committee, for each period of the Plan Year that each level of base pay was in effect. The proportionate targeted incentive compensation for each level of base pay shall be calculated by annualizing that level of base pay, multiplying by the applicable annual incentive percentage for that level of base pay, and then multiplying the resulting amount by a fraction, the numerator of which is the number of days during the Plan Year that the level of base pay was in effect and the denominator of which is the number of days in the Plan Year.

(b)
Growth in MEP shall initially be measured from MEP for calendar year 2011, as provided in Section 5.1.  The amount of actual incentive compensation based on MEP payable to Participants with respect to Fiscal Year 2012 and subsequent Fiscal Years that the Plan is in effect will be determined as follows.

•	If growth in MEP is less than 50% of the growth target, no incentive compensation based on MEP will be paid.

•
If growth in MEP is equal to or greater than 50% and less than or equal to 125% of the growth target, an equivalent percentage of targeted bonus based on MEP will be paid.  No amount will be paid in any Plan Year for growth in MEP in excess of 125%; however, any such excess will be carried over to the next plan year and be added to the growth in MEP for the following year to determine the amount of incentive compensation payable.  For example, if the percentage growth in year 1 is 150% and year two is 30%, (i) 125% of targeted bonus will be paid in year 1, (ii) the growth in MEP in year two will be deemed to be 55% and 55% of targeted bonus will be paid in year 2.

(c)
The percentage of targeted bonus payable with respect to varying levels of attainment of individual performance goals will be determined by Committee in its sole discretion, and may vary among Participants during a Plan Year or between Plan Years.

7.3           Payment of Incentive Amounts

The dollar amount of the annual incentive compensation for a Plan Year shall be paid in a lump sum to the Participant as soon as feasible following the completion of the incentive compensation calculations for the Plan Year, but in no event later than two and one-half months following the end of the PlanYear.

7.4           Partial Year Participation, Employment Changes and Forfeitures

(a)
Partial Year Participation.  If an Employee is designated to become a Participant in a Plan Year as of a date other than the first day of the Plan Year, the Participant's incentive compensation for the Plan Year shall be determined on the basis of the Participant's time of participation during the Plan Year.

(b)
Employment Changes.  Target incentive percentages and incentive awards for a Participant for a Plan Year will be prorated in the event of any change in compensation or employment status or location, or any other change that would effect the determination for the Plan Year, in proportion to the duration of each applicable factor during the Plan Year.

(c)
Termination of Employment.  Upon termination of a Participant's employment during a Plan Year for any reason, the Participant shall not be entitled to the payment of incentive compensation for the Plan Year.  Notwithstanding the preceding sentence, the Committee shall have full discretion to determine that payment of a prorated annual component may be made when termination of the Participant's employment results from job elimination, reduction in work force or other similar Company initiative or is otherwise without cause, or is encouraged or induced by incentives offered by the Company.

SECTION 8
CHANGE IN CONTROL

Upon a Change in Control, the Plan shall terminate.  The Committee will determine MEP on an annualized basis, based on the Company’s performance through the most recently completed fiscal quarter for which financial results are available. The Committee will determine the extent to which individual performance goals with respect to a Plan Year have been satisfied through the most recently completed fiscal quarter.  Incentive compensation will be paid on a pro rata basis (measured through the end of such fiscal quarter) in accordance with the guidelines set forth in Section 7.2(b) and (c). Such payment shall be made in a lump sum as soon as feasible following the Change in Control, but in no event later than two and one-half months following the end of the Plan Year in which the Change in Control occurs.

SECTION 9
COMMITTEE DISCRETION

The Committee shall exercise all of its power and duties as the Committee deems appropriate in its sole and absolute discretion. All decisions of the Committee shall be final and binding on all Participants and their respective heirs and representatives. In the event it is determined, in the judgment and discretion of the Committee, that any factor applicable in the ultimate determination of incentive compensation under the Plan for a Plan Year is not appropriate with respect to one or more Participants due to unusual events, unforeseen circumstances, or other factors deemed material and relevant, the applicable factor or the amount of the resulting incentive compensation may be adjusted or modified in any manner deemed appropriate by the Committee. Any such adjustment may vary among Participants during a Plan Year and, in the discretion of the Committee, need not be made in subsequent Plan Years under similar circumstances.

SECTION 10
CLAWBACK PROVISION
              Incentive compensation paid under the Plan to any Participant will be subject to any claw back policy that may be adopted by the Committee from time to time providing for the recovery of incentive based compensation that was paid based on erroneous data.

SECTION 11
AMENDMENT AND TERMINATION

The Plan may be amended in any manner or terminated at any time by action of the Board of Directors.

SECTION 12
GENERAL PROVISIONS

12.1           Benefits Not Guaranteed

Neither the establishment nor maintenance of the Plan nor participation in the Plan shall provide any guarantee or other assurance that incentive compensation will be payable under the Plan. The success of MGP Ingredients, Inc., as determined hereunder, and adjusted as provided herein, and application of the administrative rules and determinations by the Committee shall determine the extent to which Participants are entitled to receive incentive compensation payments hereunder.

12.2           No Right to Participate

Nothing in this Plan shall be deemed or interpreted to provide a Participant or any non-participating Employee with any contractual right to participate in or receive benefits of the Plan. No designation of an Employee as a Participant for all or any part of a Plan Year shall create a right to incentive compensation or other benefits of the Plan for any other Plan Year.

12.3           No Employment Right

Participation in this Plan shall not be construed as constituting a commitment, guarantee, agreement, or understanding of any kind that the Company will continue to employ an individual, and this Plan shall not be construed or applied as any type of employment contract or obligation. Nothing herein shall abridge or diminish the rights of the Company to determine the terms and conditions of employment of any Participant or other employee or to terminate the employment of any Participant or other Employee with or without cause at any time.

12.4           No Assignment or Transfer

Neither a Participant nor any beneficiary or other representative of a Participant shall have any right to assign, transfer, attach, or hypothecate any incentive compensation amount or credit, potential payment, or right to future payments of any incentive compensation amount or credit, or any other benefit provided under this Plan. Payment of any amount due or to become due under this Plan shall not be subject to the claims of creditors of the Participant or to execution by attachment or garnishment or any other legal or equitable proceeding or process.

12.5           Withholding and Payroll Taxes

The Company shall deduct from any payment made under this Plan all amounts required by federal, state, and local tax laws to be withheld and shall subject any payments made under the Plan to all applicable payroll taxes and assessments.

12.6           Incompetent Payee

If the Committee determined that a person entitled to a payment hereunder is incompetent, it may cause benefits to be paid to another person for the use or benefit of the Participant or the Participant's Beneficiary at the time or times otherwise payable hereunder, in total discharge of the Plan's obligations to the Participant or Beneficiary.

12.7           Section 409A

It is intended that the Plan and awards issued hereunder will be exempt from Section 409A of the Code (and any regulations and guidelines issued thereunder) because the Plan and the awards do not provide for the deferral of compensation, and the Plan and such awards shall be interpreted on a basis consistent with such intent. The Plan and any award agreements issued thereunder may be amended in any respect deemed by the Board or the Committee to be necessary in order to preserve exemption with Section 409A of the Code.

12.8           Governing Law

The provisions of the Plan shall be construed and governed under the laws of the State of Kansas.

12.9           Construction

The singular includes the plural, and the plural includes the singular, and terms connoting gender include both the masculine and feminine, unless the context clearly indicates the contrary. Capitalized terms, except those at the beginning of a sentence or part of a heading, have the meaning defined in the Plan.

SECTION 13
EXECUTION

IN WITNESS WHEREOF, MGP Ingredients, Inc. has caused this Plan to be executed by its duly authorized officer this 8th of December, 2011.

MGP INGREDIENTS, INC.

/s/ Timothy W. Newkirk
By:  Timothy W. Newkirk
Title:  President and CEO